UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 27, 2013 (June 27, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Valeant Pharmaceuticals International, Inc. (the “Company”), announced that VPII Escrow Corp., a newly formed wholly owned Canadian subsidiary of the Company, has priced its offering of $1.6 billion aggregate principal amount of 6.75% senior unsecured notes due 2018 (the “2018 Notes”) and $1.625 billion aggregate principal amount of 7.50% senior unsecured notes due 2021 (together with the 2018 Notes, the “Notes”). The 2018 Notes supplant the previously announced offering of senior unsecured notes due 2023.

The Notes have been offered in the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release announcing the pricing of the offering, dated June 27, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and Chief Financial Officer

Date: June 27, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release announcing the pricing of the offering, dated June 27, 2013

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